Exhibit 23.2

■	Kost Forer Gabbay & Kasierer	■	Phone: 972-3-6232525
	3 Aminadav St.		Fax: 972-3-5622555
Tel-Aviv 67067, Israel

Consent of Independent Auditors

        We consent to the to the incorporation by reference in the Registration Statement (Form S-8) of Nexus Telocation Systems Ltd.(the "Company") of our report dated June 30, 2004 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 20-F), for the year ended December 31, 2003.

/s/ Kost Forer Gabbay & Kasierer —————————————— Kost Forer Gabbay & Kasierer, A member of Ernst & Young Global

Tel Aviv, Israel

Date: August 31, 2004